UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2006

AboveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (914) 421-6700

 (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 29, 2006, AboveNet Communications, Inc. (“AboveNet Communications”), a Delaware corporation and a wholly owned subsidiary of AboveNet, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of September 27, 2006, with Digital Above, LLC (“Digital Above”), a Delaware limited liability company and a wholly owned subsidiary of Digital Realty Trust, Inc., providing for the sale of its interests in three data center facilities located in New York City and Northern Virginia to Digital Above.  The Asset Purchase Agreement provides for the payment of a $40,075,000 cash purchase price and for the provision by AboveNet Communications of customary indemnification, subject to the limitations specified therein.

The foregoing description is qualified in its entirety by the terms of the Asset Purchase Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.01               Completion of an Acquisition or Disposition of Assets.

On October 2, 2006, the Company issued a press release announcing the completion of the transaction to sell its interests in three data center facilities located in New York City and Northern Virginia to Digital Above.  The transaction was effected in accordance with the Asset Purchase Agreement.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement by and between AboveNet Communications, Inc. and Digital Above, LLC, dated as of September 27, 2006.

99.1	Press Release dated October 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 4, 2006

ABOVENET, INC.

By:	/s/ Robert Sokota
Robert Sokota,
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement by and between AboveNet Communications, Inc. and Digital Above, LLC, dated as of September 27, 2006.

99.1	Press Release dated October 2, 2006.